EXHIBIT 28(j) 1 UNDER FORM N-1A

EXHIBIT 8 UNDER ITEM 601/REG. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Global Allocation Fund:

We consent to the use of our report dated January 25, 2016, with respect to the financial statements of the Federated Global Allocation Fund, as of November 30, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

April 12, 2016